UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2006

INTEGRATED BRAND SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50331

(Commission File Number)

98-0371433

(IRS Employer Identification No.)

305-1338 W. Broadway Street, Vancouver, British Columbia, Canada, V6H 1H2

(Address of principal executive offices and Zip Code)

604.374.0870

Registrant's telephone number, including area code

806-699 Cardero Street, Vancouver, British Columbia, Canada, V6G 3H7

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As used in this current report, the terms “we”, “us” and “our” refer to Integrated Brand Solutions Inc.

On February 3, 2006, we entered into a share exchange agreement with Upstream Biosciences Inc. (“Upstream”), the selling shareholders of Upstream and Steve Bajic. Pursuant to the terms of the share exchange agreement, we agreed to acquire all 6,000,000 issued and outstanding shares of common stock in the capital of Upstream, in exchange for the issuance by our company of 18,000,000 shares of common stock in the capital of our company to the selling shareholders of Upstream on the basis of three common shares of our company for every one common share of Upstream. A copy of the share exchange agreement is attached hereto as Exhibit 2.1.

Upstream is a development stage company that discovers SNP based genetic markers for use in determining a patient’s susceptibility to disease and predicting a patient’s response to drugs. Upstream’s business strategy is to license its intellectual property in the areas of disease susceptibility, biomarker identification, and drug response in regards to cancer. Upstream markets its technology primarily to companies that develop and market diagnostic products.

Conditions Precedent to the Closing of the Share Exchange Agreement

The closing of the share exchange agreement is subject to the satisfaction of conditions precedent to closing as set forth in the share exchange agreement including the following:

1.	our company and Upstream will receive a duly executed copy of a legal opinion from each other as contemplated by the share exchange agreement;
2.	our company and Upstream will receive duly executed copies of all third-party consents and approvals contemplated by the share exchange agreement;
3.	no material adverse effect will occur with the business or assets of our company or Upstream since the effective date of the share exchange agreement;
4.

no suit, action or proceeding will be pending or threatened which would: (i) prevent the consummation of any of the transactions contemplated by the share exchange agreement, or (ii) cause the transaction to be rescinded following the consummation;

5.	Upstream will have no more than 6,000,000 shares issued and outstanding on the closing date of the share exchange agreement;
6.	our company will have no more than 26,300,000 issued and outstanding common shares on the closing date of the share exchange agreement;
7.	our company and Upstream will be reasonably satisfied with their respective due diligence investigation of each other;
8.	our company will appoint a Chief Financial Officer;
9.	our company will enter into employment contracts with Joel Bellenson and Dexster Smith;
10.	our company will appoint Joel Bellenson and Dexster Smith to the board of directors;
11.

Clark Wilson LLP, as counsel for our company, will have received $1,000,000 in trust pursuant to the issuance of a convertible debenture, $500,000 of which will be released to Upstream on the closing of the share exchange agreement with the remaining $500,000 to be released to Upstream pursuant to the terms and conditions of the convertible debenture; and

12.

Joel Bellenson and Dexster Smith, as owners of two provisional patent applications, will have assigned all right, title and interest to the patents to Upstream on or prior to the closing date in accordance with the terms and conditions of an assignment agreement, to be entered into among Joel Bellenson, Dexster Smith and Upstream.

Item 9.01 Financial Statements and Exhibits

2.1	Share Exchange Agreement dated February 3, 2006, among our company, Upstream, the selling shareholders of Upstream as set out in the share exchange agreement and Steve Bajic.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED BRAND SOLUTIONS INC.

By: /s/ Steve Bajic

Steve Bajic
President, Secretary, Treasurer and Director

Dated: February 6, 2006